UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

ALTERNUS CLEAN ENERGY, INC.
(Exact name of registrant as specified in charter)

Delaware	001-41306	87-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17 State Street, Suite 4000
New York, NY 10004
(Address of principal executive offices)  (Zip Code)

(212) 739-0727
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ALCE	The OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Subscription Agreements

On August 5, 2026, Alternus Clean Energy, Inc., a Delaware corporation (the “Company”), entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with 15 accredited investors (the “Investors”), pursuant to which the Company issued an aggregate of 14,280 shares of the Company’s Series F Convertible Preferred Stock, as Amended and Restated (the “Series F”), in exchange for various types of consideration as described below. Each share of Series F is convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price equal to the closing price of the Common Stock on the conversion date determined by the Board of Directors following receipt of conditional listing approval from a national stock exchange (the “Conversion Price”). The issuances were structured as follows: (a) four accredited investors that are current debt holders of the Company were issued a total of 2,980 shares of Series F in exchange for the extension of the long stop maturity dates on their respective promissory notes from September 3, 2026 to March 31, 2027; (b) two accredited invetsors that are current debt holders of the Company were issued a total of 600 shares of Series F in excvhange for the extension of the maturity dagtes on their respective promissory notes from March 31, 2026 to December 31, 2026; (c) two accredited investors were issued a total of 2,990 shares of Series F as consideration for three-year appointments to the Company’s Advisory Board; (d) three accredited investors were issued a total of 4,470 shares of Series F in exchange for entering into consulting agreements for various services related to corporate finance, financial advisory services and business development services; (e) two accredited investors were issued a total of 1,750 shares of Series F as consideration for past services rendered related to financial and other business related advisory services; and (f) one accredited investor and current debt holder was issued 1,490 shares of Series F in exchange for the waiver and forgiveness of all accrued interest on the investor’s promissory note commencing from July 1, 2026 through and including the date of full repayment of such note.

The aggregate number of shares of Series F issued in these transactions was 14,280 shares with a total face value of $14,280,000. Together with the 750 shares of Series F previously issued to Secure Net Capital LLC on June 30, 2026, the Company has now issued a total of 15,030 shares of Series F out of 15,750 authorized shares.

The foregoing descriptions of the Amended and Restated Certificate of Designation of Series F Convertible Preferred Stock (the “A&R CoD”) and the Subscription Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the A&R CoD and the Form of Subscription Agreement, which are attached hereto as Exhibit 3.1 and Exhibit 10.1, respectively, and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.02.

The offer, sale and issuance of the shares of Series F pursuant to the Subscription Agreements were made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder. Each of the Investors represented that it is an “accredited investor” as defined in Rule 501(a) of Regulation D. No general solicitation or advertising was used in connection with the offer or sale of the shares.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series F Convertible Preferred Stock, as Amended and Restated

On July 30, 2026, the Board of Directors (the “Board”) of the Company approved the amendment and restatement of the Certificate of Designation of the Company’s Series F Convertible Preferred Stock, par value $0.0001 per share (the “A&R CoD”). On July 31, 2026, the Company filed the A&R CoD with the Secretary of State of the State of Delaware. The principal changes in the A&R CoD, as compared to the original Certificate of Designation filed on July 14, 2026, are: (i) the conversion trigger was revised from automatic conversion one trading day prior to the Uplist (as defined below) to automatic conversion on a date determined by the Board, in its reasonable discretion, following receipt of conditional listing approval, within a window of five to ten business days prior to the effective Uplist date; and (ii) the stated maturity date of December 31, 2026 was removed. On August 5, 2026, the holder of the 750 previously outstanding shares of Series F agreed to the amended terms, and the Company issued an additional 14,280 shares of Series F to the Investors pursuant to the Subscription Agreements, in book-entry form.

General. The Series F consists of a total of 15,750 shares authorized and 15,030 shares issued as of the date of this Report. Each share of Series F has a par value of $0.0001 per share and a value of $1,000 per share. The Series F is not subject to any sinking fund.

Automatic Conversion. Each share of Series F shall automatically convert on the date determined by the Board, in its reasonable discretion, following the Company’s receipt of conditional listing approval from the national stock exchange on which the Common Stock is to be listed (the “Uplist”), which date shall be no fewer than five (5) business days and no more than ten (10) business days prior to the effective date of the Uplist (the “Conversion Date”), and each share of Series F shall convert into a number of fully paid and non-assessable shares of Common Stock equal to the value of each share ($1,000) divided by the closing price of the Company’s Common Stock on the Conversion Date.

Maturity Date. The Series F has no stated maturity date.

Restriction on Conversion. In no event shall the Holder have the right or the Company be required to convert, as applicable, shares of Series F if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the shareholder for purposes of Section 13(d) of the 1934 Act, would exceed 9.99% of the outstanding shares of the Common Stock following such conversion.

Voting Rights. The holders of Series F hold no voting rights, but the Company may not, without the prior written consent of a majority of the outstanding Series F, (i) amend the Certificate of Designation or Certificate of Incorporation in a manner that adversely affects the Series F, (ii) create or authorize senior or pari passu capital stock, (iii) change the authorized number of Series F shares, (iv) effect a merger, consolidation, or sale of substantially all assets, or (v) declare or pay dividends on Common Stock.

Dividend Rights. The holders of Series F will not be entitled to receive dividends of any kind.

Liquidation Preference. The holders of Series F shall be entitled to receive distributions in the event of any liquidation, dissolution or winding up of the Company only after the Series B, C, D and E convertible preferred stock holders and after the Common Stock holders.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series F Convertible Preferred Stock, as Amended and Restated
10.1	Form of Subscription Agreement dated August 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2026

ALTERNUS CLEAN ENERGY, INC.

By:	/s/ Vincent Browne
Vincent Browne
Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors